EXHIBIT 99.1

HCC Reports Record First Quarter 2005 Results

HOUSTON, May 3, 2005 (PRIMEZONE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) today released earnings for the first quarter of 2005.

Net earnings increased significantly for the first quarter of 2005 rising 29% to $57.3 million from $44.6 million for the first quarter of 2004. During the same period, net earnings per diluted share grew 19% to $0.81 per share from $0.68 per share, despite approximately $0.05 earnings per share dilution primarily from the Company's December 2004 equity offering.

Stephen L. Way, Chairman and Chief Executive Officer, said, "Our first quarter results reflect the profitable growth and strong margins from our underwriting activities which are at a pace somewhat ahead of our business plan."

Total revenue grew 37% during the first quarter of 2005 to $379.7 million, compared to the first quarter of 2004. As with last year, this increase was primarily due to the growth in our insurance company subsidiaries' earned premium, particularly in our two largest lines, diversified financial products and group life, accident and health. Overall revenue is expected to continue to show strong growth into 2006.

Although our insurance company subsidiaries' gross written premium growth slowed as expected during the first three months of 2005, net written premium increased substantially by 51% to $357.4 million and net earned premium by 47% to $320.1 million, both compared to the first quarter of 2004. This growth over last year's record levels was achieved as a result of generally increased retentions and strong performance from acquisitions made in 2004, notwithstanding the substantially negative effect from our discontinued lines. Market conditions in our specialty lines continue to be fairly stable and we expect this premium growth to continue.

The GAAP combined ratio for the first three months of 2005 was 84.5% compared to 83.3% in the corresponding period of 2004 and 90.7% for the full year 2004. It should be noted that our London Market operations continue to perform exceptionally well despite difficult market conditions.

Mr. Way added, "In an environment of corporate governance issues and suspect balance sheets, our high ratings from S&P of AA (Very Strong) and A.M. Best Company of A+ (Superior) continue to give us a competitive advantage and we believe that our superior underwriting skills will continue to differentiate HCC's results from those of our peers."

As expected, fee and commission income was down during the first quarter of 2005 to $33.1 million from $43.8 million during the same period in 2004. This reduction was due to the planned decrease in ceded reinsurance by our insurance company subsidiaries, which resulted in the reduced revenue of our reinsurance brokers and the ceding commissions earned by our insurance companies and underwriting agencies. In addition, effective January 1, 2005, we consolidated the operations of our largest underwriting agency into our life insurance company.

Net investment income continues to increase rapidly, growing 55% in the first quarter of 2005 to $22.3 million compared to the first quarter of 2004. Increased investment assets and higher short-term interest rates have fueled this increase and we anticipate growth continuing for the rest of this year and into 2006.

As of March 31, 2005, total investments increased to $2.6 billion, total assets exceeded $6.0 billion for the first time, book value per share increased to $20.10, shareholders' equity exceeded $1.4 billion and the Company's debt to total capital ratio was 18.2%. See tables.

HCC will hold an open conference call beginning at 4:00 p.m. Central Time on Tuesday, May 3. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available on the website until Tuesday, May 10, 2005.

HCC is an international insurance holding company and a leading specialty insurance group since 1974, based in Houston, Texas with offices across the USA and in Bermuda, England and Spain. HCC is traded on the NYSE (symbol: HCC), has assets exceeding $6.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcch.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

                     HCC Insurance Holdings, Inc.
                         Financial Highlights
                            March 31, 2005
             (amounts in thousands, except per share data)

 Three Months Ended March 31,          2005                2004
 ---------------------------      --------------     -----------------

 Gross written premium               $ 475,119           $ 459,581
 Net written premium                   357,352             235,955
 Net earned premium                    320,117             217,063
 Fee and commission income              33,076              43,843
 Net investment income                  22,341              14,435
 Other operating income                  4,147               2,159
 Total revenue                         379,678             278,018
 Net earnings                           57,318              44,568
 Earnings per share (diluted)             0.81                0.68
 Cash flow from operations              33,909             100,865
 Weighted average shares
  outstanding (diluted)                 70,489              65,417
 GAAP net loss ratio                      58.1%               58.0%
 GAAP combined ratio                      84.5%               83.3%

                                  March 31, 2005     December 31, 2004
                                  --------------     -----------------
 Total investments                 $ 2,554,243         $ 2,468,491
 Total assets                        6,099,136           5,933,437
 Shareholders' equity                1,402,883           1,323,665
 Debt to total capital                    18.2%               19.0%
 Book value per share              $     20.10         $     19.45

             HCC Insurance Holdings, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets

           (unaudited, in thousands, except per share data)

                                             March 31,  December 31,
                                               2005         2004
                                            ----------   ----------
 ASSETS

 Investments:
  Fixed income securities, at market
   (cost: 2005-$1,904,630;
    2004-$1,682,421)                        $1,905,297   $1,703,171
  Short-term investments, at cost,
   which approximates market                   587,151      729,985
  Other investments, at market
   (cost: 2005-$58,646; 2004-$34,137)           61,795       35,335
                                            ----------   ----------
    Total investments                        2,554,243    2,468,491

 Cash                                           70,077       69,933
 Restricted cash and cash investments          192,083      188,510
 Premium, claims and other receivables       1,028,903      923,638
 Reinsurance recoverables                    1,099,439    1,098,999
 Ceded unearned premium                        264,755      317,055
 Ceded life and annuity benefits                75,136       74,627
 Deferred policy acquisition costs             135,514      139,199
 Goodwill                                      455,999      444,031
 Other assets                                  222,987      208,954
                                            ----------   ----------
    Total assets                            $6,099,136   $5,933,437
                                            ==========   ==========

 LIABILITIES

 Loss and loss adjustment expense payable   $2,142,284   $2,089,199
 Life and annuity policy benefits               75,136       74,627
 Reinsurance balances payable                  199,933      228,998
 Unearned premium                              727,866      741,706
 Deferred ceding commissions                    81,323       94,896
 Premium and claims payable                    888,074      795,576
 Notes payable                                 311,142      311,277
 Accounts payable and accrued liabilities      270,495      273,493
                                            ----------   ----------
    Total liabilities                        4,696,253    4,609,772

 SHAREHOLDERS' EQUITY

 Common stock, $1.00 par value;
   250.0 million shares authorized
   (shares issued and outstanding:
   2005-69,797; 2004-68,038)                    69,797       68,038
 Additional paid-in capital                    610,463      566,776
 Retained earnings                             702,601      651,216
 Accumulated other comprehensive income         20,022       37,635
                                            ----------   ----------

    Total shareholders' equity               1,402,883    1,323,665
                                            ----------   ----------
    Total liabilities and
     shareholders' equity                   $6,099,136   $5,933,437
                                            ==========   ==========

             HCC Insurance Holdings, Inc. and Subsidiaries
             Condensed Consolidated Statements of Earnings
           (unaudited, in thousands, except per share data)

                                          Three months ended March 31,
                                                2005        2004
                                             ---------    ---------
 REVENUE

 Net earned premium                          $ 320,117    $ 217,063
 Fee and commission income                      33,076       43,843
 Net investment income                          22,341       14,435
 Net realized investment gain (loss)                (3)         518
 Other operating income                          4,147        2,159
                                             ---------    ---------
  Total revenue                                379,678      278,018

 EXPENSE

 Loss and loss adjustment expense, net         186,063      125,864
 Operating expense:
  Policy acquisition costs, net                 59,357       44,764
  Compensation expense                          27,006       21,561
  Other operating expense                       18,943       15,086
                                             ---------    ---------
   Total operating expense                     105,306       81,411
  Interest expense                               1,808        2,212
                                             ---------    ---------
   Total expense                               293,177      209,487
                                             ---------    ---------
   Earnings from continuing operations
    before income tax expense                   86,501       68,531

 Income tax expense from
  continuing operations                         29,183       23,729
                                             ---------    ---------
 Earnings from continuing operations            57,318       44,802
 Loss from discontinued operations,
  net of income tax benefit of $146                 --         (234)
                                             ---------    ---------
    Net earnings                             $  57,318    $  44,568
                                             =========    =========
 Basic earnings per share data:
  Earnings from continuing operations        $    0.83    $    0.70
  Loss from discontinued operations                 --        (0.01)
                                             ---------    ---------
   Net earnings                              $    0.83    $    0.69
                                             =========    =========
   Weighted average shares outstanding          68,827       64,249
                                             =========    =========
 Diluted earnings per share data:
  Earnings from continuing operations        $    0.81    $    0.68
  Earnings from discontinued operations             --           --
                                             ---------    ---------
   Net earnings                              $    0.81    $    0.68
                                             =========    =========

   Weighted average shares outstanding          70,489       65,417
                                             =========    =========
 Cash dividends declared, per share          $   0.085    $   0.075
                                             =========    =========

             HCC Insurance Holdings, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
           (unaudited, in thousands, except per share data)

                                                 Three months ended
                                                      March 31,
                                                 2005         2004
                                               ---------    ---------
 Cash flows from operating activities:
  Net earnings                                 $  57,318    $  44,568
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
    Change in premium, claims and
     other receivables                          (123,893)    (108,556)
    Change in reinsurance recoverables               251      (43,618)
    Change in ceded unearned premium              52,300       (8,366)
    Change in loss and loss adjustment
     expense payable                              49,939       93,623
    Change in reinsurance balances payable       (29,842)          37
    Change in unearned premium                   (16,842)      27,632
    Change in premium and claims payable,
     net of restricted cash                       88,925      103,013
    Depreciation and amortization expense          3,710        3,390
    Other, net                                   (47,957)     (10,858)
                                               ---------    ---------
     Cash provided by operating activities        33,909      100,865

 Cash flows from investing activities:
  Sales of fixed income securities                55,681      103,092
  Maturity or call of fixed income securities     32,250       33,116
  Cost of securities acquired                   (277,000)    (213,354)
  Change in short-term investments               145,025      (59,045)
  Payment for purchase of subsidiary,
   net of cash received                               --      (43,307)
  Other, net                                      (1,118)       2,566
                                               ---------    ---------
     Cash used by investing activities           (45,162)    (176,932)

 Cash flows from financing activities:
  Sale of common stock                            21,087        9,924
  Payments on notes payable                          (93)         (91)
  Dividends paid                                  (5,783)      (4,800)
  Other                                           (3,814)          --
                                               ---------    ---------
     Cash provided by financing activities        11,397        5,033
                                               ---------    ---------

 Net increase (decrease) in cash                     144      (71,034)
 Cash at beginning of period                      69,933       96,416
                                               ---------    ---------
     Cash at end of period                     $  70,077    $  25,382
                                               =========    =========

                     HCC Insurance Holdings, Inc.
                       Insurance Company Premium
                            March 31, 2005
                           ($ in thousands)

                                   1st Qtr      1st Qtr     Change
                                    2005         2004%
                                  ---------    ---------   ---------
 GROSS WRITTEN

 Diversified financial products   $ 199,072    $ 170,866       17%
 Group life, accident & health      150,082      146,654        2
 Aviation                            49,102       43,133       14
 London market account               43,196       56,700      (24)
 Other specialty lines               35,072       31,020       13
                                  ---------    ---------   ---------
                                    476,524      448,373        6%
                                               ---------   ---------
 Discontinued lines                  (1,405)      11,208       nm
                                  ---------    ---------   ---------
                                  $ 475,119    $ 459,581        3%
                                  =========    =========   =========
 NET WRITTEN

 Diversified financial products   $ 145,997    $  71,508      104%
 Group life, accident & health      129,449       77,967       66
 Aviation                            32,126       20,950       53
 London market account               28,912       32,717      (12)
 Other specialty lines               20,627       18,905        9
                                  ---------    ---------   ---------
                                    357,111      222,047       61%
 Discontinued lines                     241       13,908       nm
                                  ---------    ---------   ---------
                                  $ 357,352    $ 235,955       51%
                                  =========    =========   =========
 NET EARNED PREMIUM

 Diversified financial products   $ 106,851    $  56,399       89%
 Group life, accident & health      128,945       79,389       62
 Aviation                            33,817       24,269       39
 London market account               26,711       26,114        2
 Other specialty lines               20,976       12,571       67
                                  ---------    ---------   ---------
                                    317,300      198,742       60%
 Discontinued lines                   2,817       18,321       nm
                                  ---------    ---------   ---------
                                  $ 320,117    $ 217,063       47%
                                  =========    =========   =========

                     HCC Insurance Holdings, Inc.
                   Consolidated Insurance Companies
                            Net Loss Ratios
                            March 31, 2005
                           ($ in thousands)

                    Year to Date 2005             Full Year 2004
                -------------------------  ---------------------------
                Net                         Net
 Line of        Earned     Actual  Loss     Earned     Actual   Loss
 Business       Premium    Losses  Ratio    Premium     Losses  Ratio
 -------------  --------  -------- ------  ----------  -------- ------
 Diversified
  financial
  products      $106,851  $ 52,482  49.1%    $310,809  $147,970  47.6%
 Group life,
  accident
  & health       128,945    88,925  69.0      343,913   229,389  66.7
 Aviation         33,817    17,440  51.6      127,248    80,458  63.2
 London market
  account         26,711    11,915  44.6      111,341    73,428  65.9
 Other
  specialty
  lines           20,976    12,484  59.5       69,089    43,866  63.5
                --------  -------- ------  ----------  -------- ------
                 317,300   183,246  57.8      962,400   575,111  59.8
 Discontinued
  lines            2,817     2,817 100.0       48,292    70,119 145.2
                --------  -------- ------  ----------  -------- ------
 Total          $320,117  $186,063  58.1%  $1,010,692  $645,230  63.8%
                ========  ======== ======  ==========  ======== ======

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300